Exhibit 99.1

BALLY’S ENTERS INTO MERGER AGREEMENT WITH AFFILIATES OF STANDARD GENERAL L.P.

Bally’s Stockholders to Receive $18.25 per Share in Cash, Representing a 71% Premium to the Company’s 30-day Volume Weighted Average Price Prior to the Initial Standard General Proposal

Bally’s Special Committee Unanimously Recommended and Board of Directors Approved the Transactions and the Per Share Cash Merger Consideration

In Lieu of Receiving the Per Share Cash Merger Consideration, Bally’s Stockholders Can Elect to Remain Invested in the Company via Rollover Election

Bally’s to be Combined with The Queen Casino & Entertainment

PROVIDENCE, R.I., July 25, 2024 – Bally’s Corporation (“Bally’s” or the “Company”) (NYSE: BALY) announced today that it has entered into a definitive merger agreement (the “Merger”) pursuant to which Standard General L.P. (“Standard General”), the Company’s largest common stockholder, will acquire the Company’s outstanding shares for $18.25 per Bally’s share (the “Cash Consideration”). The price represents a 71% premium over the Company’s 30-day volume weighted average price per share as of March 8, 2024, the last trading day before the public disclosure of Standard General’s initial cash acquisition proposal of $15.00 per share. In lieu of receiving the Cash Consideration, Bally’s stockholders may elect to retain all or a portion of their Bally’s stock by means of a rollover election. Bally’s stockholders electing to retain all or a portion of their Bally’s investment will continue as stockholders of the Combined Company (as defined below). The transaction values Bally’s at approximately $4.6 billion in enterprise value. The Combined Company will remain a publicly traded registrant under the Securities Act of 1934.

Pursuant to the Merger, Bally’s will combine with The Queen Casino & Entertainment Inc. (“QC&E”), a regional casino operator majority-owned by funds managed by Standard General (together, the “Combined Company”). QC&E is a regional gaming, hospitality and entertainment company that currently owns and operates four casinos across three states, including DraftKings at Casino Queen in East St. Louis, IL, the Queen Marquette in Marquette, IA, and the Queen Baton Rouge and the Belle of Baton Rouge in Baton Rouge, LA. QC&E is in the process of executing on transformational redevelopment projects at two of its four properties which are expected to be completed in 2025 and generate meaningful organic growth. The combination will expand the Company’s Casino & Resorts segment to 19 gaming, entertainment and hospitality facilities across 11 U.S. states and enhance the Company’s development pipeline with several exciting projects.

Jaymin Patel, Chairman of the Special Committee, said, “After a detailed consideration by the Special Committee, with the assistance of our outside financial and legal advisors, it was determined that the Cash Consideration from Standard General delivers a meaningful and immediate value to stockholders. We look forward to working with the team at Standard General and QC&E as we move through the process to complete the merger.”

Robeson Reeves, Bally’s Chief Executive Officer, said, “Our team is well positioned to continue to execute on our initiatives to drive growth across all our segments including in our International Interactive business, North America Interactive and our Casinos & Resorts (“C&R”) segments, while proceeding with our development pipeline, including construction of our permanent casino resort in Chicago, for which we recently announced a comprehensive financing plan. The addition of four complementary properties through this merger to our existing 15 domestic casino properties will add further geographic and market diversity to our portfolio. With QC&E’s development pipeline recently completed or already well underway, we see a path toward additional revenue and EBITDAR growth and value accretion as those projects are completed in 2025. We look forward to bringing our ultimate vision to bear and to working closely with the Standard General team to execute on that vision.”

Soo Kim, Managing Partner of Standard General, said, “The Transaction provides Bally’s stockholders with a significant cash premium along with certainty of value for their investment or, if they elect, to retain their shares, the opportunity to participate in the longer-term growth prospects of our expanded portfolio and significant development pipeline. The addition of the complementary QC&E assets builds upon the Company’s attractive growth profile. We look forward to working with the Board of Directors and the Company’s senior management team as they continue to execute on their business plan.”

In connection with the transaction, in addition to Standard General, Sinclair Broadcast Group, Inc. (“Sinclair”), and Noel Hayden have committed to support the Merger and to make rollover elections. As a result, at least 47% of Bally’s outstanding fully-diluted equity interests will be rolled over into the Combined Company.

A special committee of independent and disinterested directors (the “Special Committee”) of Bally’s Board of Directors, which has been advised by its own independent financial and legal advisors in evaluating the Merger and the Cash Consideration, determined that the Merger is in the best interest of Bally’s and its stockholders (aside from Standard General, Sinclair and Noel Hayden) and unanimously recommended that the Company’s Board of Directors approve the Merger. Acting upon the recommendation of the Special Committee, Bally’s Board of Directors approved the Merger and recommends that stockholders approve the Merger. The factors considered by the Special Committee in arriving at its unanimous decision will be outlined in public proxy filings to be made by Bally’s. The Bally’s Special Committee and Board of Directors are making recommendations with respect to the Cash Consideration and are not making recommendations with respect to the rollover election.

Financing Details and Approvals
Standard General has obtained $500 million of committed financing (the “Financing”) to support the Merger (together, the “Transaction”). The cash proceeds from the Financing, in connection with the Company’s existing resources, will be used to effectuate the Merger and fund the Cash Consideration to Bally’s stockholders.

The Transaction is subject to receipt of regulatory approvals, the approval by Bally’s stockholders (other than Standard General, Sinclair and Noel Hayden), and satisfaction of other customary closing conditions, and is expected to close in first half of 2025.

Advisors
Macquarie Capital is acting as financial advisor to the Special Committee and Sullivan & Cromwell LLP and Potter Anderson & Corroon LLP are acting as legal counsel to the Special Committee. Nixon Peabody LLP is acting as legal counsel to Bally’s. Citizens JMP Securities, LLC is acting as financial advisor to QC&E and Fried, Frank, Harris, Shriver & Jacobson LLP and Richards, Layton & Finger, PA are acting as its legal counsel.

2024 Second Quarter Results Announcement
Notwithstanding the proposed Transaction, Bally’s expects to host its regular conference call in connection with the release of its second quarter 2024 financial results but does not expect to comment on the Transaction until it has filed preliminary proxy materials with the Securities Exchange Commission, which is anticipated to occur within 45 days from the signing of the definitive merger agreement. The Company currently expects to issue a press release which details results for the 2024 second quarter on or before July 31, 2024, and will file its Form 10-Q shortly thereafter.

About Bally’s Corporation
Bally's Corporation is a global casino-entertainment company with a growing omni-channel presence. It currently owns and manages 15 casinos across 10 states, a golf course in New York, a horse racetrack in Colorado, and has access to OSB licenses in 18 states. It also owns Bally's Interactive International, formerly Gamesys Group, a leading, global, online gaming operator, Bally Bet, a first-in-class sports betting platform, and Bally Casino, a growing iCasino platform.

With 10,600 employees, the Company's casino operations include approximately 15,300 slot machines, 580 table games and 3,800 hotel rooms. Upon completing the construction of a permanent casino facility in Chicago, IL, and a land-based casino near the Nittany Mall in State College, PA, Bally's will own and/or manage 16 casinos across 11 states. Bally’s also has rights to developable land in Las Vegas post the closure of the Tropicana. Its shares trade on the New York Stock Exchange under the ticker symbol “BALY”.

About The Queen Casino & Entertainment Inc.
The Queen Casino & Entertainment Inc. is a U.S. regional gaming, hospitality and entertainment company that currently owns and operates four casino properties across three states. QC&E is also the largest shareholder in Intralot S.A. (ATSE: INLOT), a global lottery management and services business, with ownership interests valued in excess of $250 million based upon prevailing market trading prices.

With over 900 employees, QC&E’s U.S. operations currently include approximately 2,400 slot machines, 50 table games and 150 hotel rooms. QC&E operates four gaming facilities across three states. It recently completed a land-side development and opened the new Queen Baton Rouge gaming and entertainment complex in August 2023. QC&E has also recently announced plans for a land-side development of a nearby property in downtown Baton Rouge, Belle of Baton Rouge. The Belle of Baton Rouge development will feature a brand-new gaming, hospitality and entertainment complex, including a boutique hotel scheduled to open in 2025, bringing much needed hospitality capacity to the state capital and home to Louisiana State University. Upon completing the development of this project, QC&E will operate approximately 1,400 slot machines, 40 table games, 9 F&B concepts and 250 hotel rooms across the two Baton Rouge properties. Separately, QC&E is also in the process of completing a land-side conversion and expansion of its Marquette riverboat gaming facility which is scheduled to open in the spring of 2025. QC&E is privately-held and majority-owned by funds managed by Standard General LP.

No Offer or Solicitation
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan” and “will” or, in each case, their negative, or other variations or comparable terminology. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by Bally’s in this press release, its reports filed with the Securities and Exchange Commission (“SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for Bally’s to predict or identify all such events or how they may affect it. Bally’s has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included in Bally’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by Bally’s with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Additional Information and Where to Find It
This communication is being made in respect of the proposed Transaction involving the Company, Standard General and QC&E. In connection with the Transaction, (i) the Company intends to file the relevant materials with the SEC, including a proxy statement on Schedule 14A and (ii) certain participants in the Transaction intend to jointly file with the SEC a Schedule 13E-3 Transaction Statement, which will contain important information on the Company, Standard General, QC&E and the Transaction, including the terms and conditions of the proposed Transaction. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement, the Schedule 13E-3 and a proxy card to each stockholder of the Company entitled to vote at the Company Stockholders Meeting. Prior to closing, the Company will distribute election forms to its stockholders for use by stockholders to make rollover elections with respect to all or a portion of their stock in the Company. This communication is not a substitute for the proxy statement, the Schedule 13E-3, the election form or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed Transaction. The materials to be filed by the Company will be made available to the Company’s investors and stockholders at no expense to them and copies may be obtained free of charge on the Company’s website at www.ballys.com. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov. Investors and stockholders of the Company are urged to read the proxy statement, the Schedule 13E-3 and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Transaction because they contain important information about the Company, Standard General, QC&E and the proposed Transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval.

Stockholders of the Company are urged to read all relevant documents filed with the SEC, including the proxy statement and the Schedule 13E-3 Transaction Statement, as well as any amendments or supplements to these documents, carefully when they become available because they will contain important information about the proposed Transaction.

Participants in the Proxy Solicitation
The Company and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of the Company stockholders in connection with the Transaction under SEC rules. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement on Schedule 14A filed with the SEC on April 5, 2024, in connection with its 2024 annual meeting of stockholders, and the proxy statement, the Schedule 13E-3 Transaction Statement, the election form and other relevant materials that will be filed with the SEC in connection with the proposed Transaction when they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the proposed Transaction and the Schedule 13E-3 Transaction Statement when they become available.

Media Contacts
Diane Spiers
(609) 377-4705
dspiers@ballys.com

Investor Contacts
Marcus Glover
Chief Financial Officer
(401) 475-8564
ir@ballys.com

James Leahy, Joseph Jaffoni, Richard Land
JCIR
(212) 835-8500
baly@jcir.com